Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
     WHEREAS, LSI Corporation, a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and
     WHEREAS, the undersigned is a Director of the Company;
     NOW, THEREFORE, the undersigned hereby constitutes and appoints Abhijit Y. Talwalkar and Bryon Look and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director of the Company, to execute and file such Form 10-K and any amendments or supplements thereto on behalf of the undersigned, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 11th day of February 2010.

By:	/s/ Charles A. Haggerty	By:	/s/ Matthew J. O’Rourke
	Name: Charles A. Haggerty		Name: Matthew J. O’Rourke
	Title: Director		Title: Director

By:	/s/ Richard S. Hill	By:	/s/ Gregorio Reyes
	Name: Richard S. Hill		Name: Gregorio Reyes
	Title: Director		Title: Director

By:	/s/ John H.F. Miner	By:	/s/ Michael G. Strachan
	Name: John H.F. Miner		Name: Michael G. Strachan
	Title: Director		Title: Director

By:	/s/ Arun Netravali	By:	/s/ Susan Whitney
	Name: Arun Netravali		Name: Susan Whitney
	Title: Director		Title: Director